As filed with the Securities and Exchange Commission on October 8, 1998
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                                 CITIGROUP INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    52-1568099
(State or other jurisdiction                       (I.R.S. employer
of incorporation or organization)                 identification no.)
                                    --------

           399 Park Avenue                               10043
            New York, NY                               (Zip Code)
(Address of principal executive offices)


                       Citicorp 1988 Stock Incentive Plan
                       Citicorp 1997 Stock Incentive Plan
                        Citicorp 1994 Stock Purchase Plan
                 Citicorp Executive Incentive Compensation Plan
                         Citibank Savings Incentive Plan
                            (Full title of the plan)


                               Stephanie B. Mudick
                         General Counsel - Corporate Law
                                 Citigroup Inc.
                              153 East 53rd Street
                               New York, NY 10043
                    (Name and address of agent for service)

                                 (212) 559-1000
                       (Telephone number, including area
                          code, for agent for service)


                                    ---------


                         CALCULATION OF REGISTRATION FEE


  Title of each               Amount to be         Proposed maximum        Proposed maximum           Amount of
class of securities            registered         offering price per      aggregate offering      registration fee
 to be registered                                      share                   price
------------------------ ---------------------- ---------------------- ------------------------ --------------------

Common Stock, $.01 par
value per share (1)          122,000,000 (2)          $32.7188             $3,991,693,600          $1,177,549.61

------------------------ ---------------------- ---------------------- ------------------------ --------------------

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Citibank Savings Incentive Plan.

(2) The number of shares to be registered is based upon the maximum number of shares of common stock, par value $.01 per share, of the Registrant expected to be issued under the Plans (as defined herein) following the Merger (as described in the Explanatory Note), minus the 45,754,813 shares that have been registered under the Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-56589) (the "Post-Effective Amendment").

(3) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average high and low sale price of the Common Stock as reported on the New York Stock Exchange on October 7, 1998.

                                EXPLANATORY NOTE

      Citigroup Inc., ("Citigroup") (formerly Travelers Group Inc.), hereby files this Registration Statement on Form S-8 relating to up to 122,000,000 shares of common stock, $.01 par value per share, of Citigroup ("Citigroup Common Stock"), issuable pursuant to the provisions of the Citicorp 1988 Stock Incentive Plan (the "1988 Stock Incentive Plan"), the Citicorp 1997 Stock
Incentive Plan (the "1997 Stock Incentive Plan"), the Citicorp 1994 Stock Purchase Plan (the "Stock Purchase Plan") and the Citicorp Executive Incentive Compensation Plan (the "Executive Incentive Compensation Plan"), which have been assumed by Citigroup pursuant to the Merger Agreement defined and described below, and the Citibank Savings Incentive Plan (the "Savings Incentive Plan") (collectively the "Plans").

      Pursuant to the Agreement and Plan of Merger dated as of April 5, 1998, between Citicorp and Travelers Group Inc. ("Travelers"), as supplemented by a certain letter agreement dated June 8, 1998 among Citicorp, Travelers and Citi Merger Sub, Inc. ("Citi Merger Sub"), and the transactions contemplated thereby,
(i) Citicorp merged with and into Citi Merger Sub (the "Merger"), with Citi Merger Sub continuing as the surviving corporation and changing its name to Citicorp; (ii) Travelers changed its name to Citigroup Inc. (iii) each share of common stock, par value $1.00 per share of Citicorp (the "Citicorp Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger (the "Effective Time") was converted into the right to receive 2.5 shares of Citigroup Common Stock; and (iv) at the Effective Time, Citigroup assumed all outstanding obligations to issue Citicorp Common Stock under the Plans.

      This Registration Statement relates to an aggregate amount of up to 122,000,000 shares of Citigroup Common Stock issuable pursuant to the Plans (the "Plan Shares"). In connection with the Merger, Travelers filed its registration statement on Form S-4 (declared effective on June 11, 1998) (the "S-4") registering 1,174,986,185 shares of Citigroup Common Stock, which included the 45,754,813 shares (the "S-4 Plan Shares") that were reserved and were expected to be issued under the Plans on or before the Effective Time. The S-4 Plan Shares were registered on Form S-8 pursuant to a Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-56589), declared effective on October 8, 1998 which Registration Statement is hereby incorporated by reference in this Registration Statement, pursuant to General Instruction E of Form S-8. This Registration Statement covers the additional 122,000,000 shares reserved for issuance under the Plans.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 8th day of October, 1998.

                                          Citigroup Inc.
                                          (Registrant)

                                          By /s/ James Dimon
                                             ---------------
                                             James Dimon,
                                             President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed by the following persons in the capacities indicated on this 8th day of October, 1998.


             Signature                                  Capacity
             ---------                                  --------

                                            Chairman of the Board, Co-Chief
         /s/ John S. Reed                   Executive Officer (Principal
         ----------------------             Executive Officer) and Director
         John S. Reed

                                            Chairman of the Board, Co-Chief
         /s/ Sanford I. Weill               Executive Officer (Principal
         ----------------------             Executive Officer) and Director
         Sanford I. Weill

                                            Executive Vice President and
         /s/ Heidi G. Miller                Chief Financial Officer
         ----------------------             (Principal Financial Officer)
         Heidi G. Miller

                                            Executive Vice President and Chief
         /s/ Irwin R. Ettinger              Accounting Officer (Principal
         ----------------------             Accounting Officer)
         Irwin R. Ettinger



         ----------------------             Director
         C. Michael Armstrong

                  *
         ----------------------             Director
         Judith Arron


                  *
         ----------------------             Director
         Alain J. P. Belda


                  *
         ----------------------             Director
         Kenneth J. Bialkin


                  *
         ----------------------             Director
         Kenneth T. Derr


                  *
         ----------------------             Director
         John M. Deutch


                  *
         ----------------------             Director
         Ann Dibble Jordan


                  *
         ----------------------             Director
         Reuben Mark


                  *
         ----------------------             Director
         Michael T. Masin


                  *
         ----------------------             Director
         Dudley C. Mecum


                  *
         ----------------------             Director
         Richard D. Parsons


                  *
         ----------------------             Director
         Andrall E. Pearson

                  *
         ----------------------             Director
         Robert B. Shapiro


                  *
         ----------------------             Director
         Franklin A. Thomas


                  *
         ----------------------             Director
         Edgar S. Woolard


                  *
         ----------------------             Director
         Arthur Zankel



*By:   /s/ James Dimon
       -------------------------
       James Dimon, as
       Attorney-in-fact under the
       Powers of Attorney filed
       as Exhibit 24 hereto.

EXHIBIT INDEX


Exhibit
Number            Description of Document

5                 Opinion of Stephanie B. Mudick
                  with respect to the legality of the securities being registered

23.1              Consent of Stephanie B. Mudick
                  (included in the opinion filed as Exhibit 5)

23.2              Consent of KPMG Peat Marwick LLP

23.3              Consent of KPMG Peat Marwick LLP

23.4              Consent of Arthur Andersen LLP

24                Powers of Attorney of certain directors of the Registrant.